Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 19, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for inventories and noncontrolling interests and the effects of changes in reportable segments, discussed in Notes 1, 2, 3, 5, 14, 15 and 17, which are as of October 28, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K, dated November 3, 2009. We also consent to the incorporation by reference of our report dated February 19, 2009 relating to the financial statement schedule, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Kraft Foods’ Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 29, 2010